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                                                                     EXHIBIT 5.1

                       [Hughes & Luce, L.L.P. Letterhead]

                               November 14, 1997

Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas 75204

Ladies and Gentlemen:

    We have acted as counsel to Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 12,250,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), as described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission. The Company proposes to issue Shares to the stockholders of Computer Data Systems, Inc., a Maryland corporation ("CDSI"), in connection with the acquisition by ACS of CDSI. Capitalized terms not otherwise defined in this opinion have the meanings given to them in the Registration Statement.

    In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

    Based on the foregoing, we are of the opinion that the Class A Common Stock, when issued and sold to the CDSI stockholders as described in the Registration Statement and pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

    This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Class A Common Stock under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Hughes & Luce, L.L.P.